Exhibit 99.1

   Canfield Medical Supply Completes Merger To Acquire Splash Beverage Group Inc.

Canfield Medical Supply, Inc. (OTCQB:CNMF)

FORT LAUDERDALE, FLORIDA, UNITED STATES, April 6, 2020 /EINPresswire.com/ -- FORT LAUDERDALE, FLORIDA,

UNITED STATES, April 6, 2020 /EINPresswire.com/ -- CANFIELD, OH / ACCESSWIRE / April 4, 2020 / Canfield Medical Supply, Inc. (OTCQB:CNMF) (the "Company"), a provider of home medical equipment and supplies to patients, announced that it has completed a merger on March 31, 2020 with Splash Beverage Group1, Inc. ("Splash"), an innovative beverage company that markets naturally flavored tequilas under the "SALT3" brand as well as performance drinks, under the "TapouT2" brand, containing a proprietary blend of essential vitamins, minerals and electrolytes.

Pursuant to the merger, Splash merged into a wholly owned subsidiary of the Company resulting in Splash becoming a wholly owned subsidiary of the Company. In connection with the merger, the Company will issue to Splash’s equity holders common stock equaling approximately 85% of the Company on a fully diluted basis in exchange for the common stock of Splash.

About Splash Beverage Group, Inc.

Splash Beverage Group specializes in manufacturing, distributing, selling and marketing of various beverages across multiple channels. SBG operates in both the non-alcoholic and alcoholic beverage segments which SBG believes leverages efficiencies and dilutes risk.

SBG believes its business model may be unique as SBG intends ONLY to develop/accelerate brands it perceives to have highly visible pre-existing brand awareness or pure category innovation.

Mission Statement

Splash Beverage Group’s vision and business model is to grow its existing beverage portfolio and attempt to lead individual brands to exit at times that offer attractive multiples. Unlike many other sectors, the beverage industry historically has enjoyed valuations/exits of 5-7 times topline revenue not EBITDA. However, no assurance can be given that we will seek to exit any of our individual brands in the near future or that when we do that we will obtain valuations at the foregoing levels..

SALT Naturally Flavored Tequila is 100% agave, 80 proof naturally flavored tequila. SALT Tequila is in our view remarkably smooth with a clean and delicate taste. Grown, distilled and bottled in the Jalisco Mexico region, each handcrafted bottle of SALT Tequila is the result of years of hard work, determination and countless blends before being allowed to reach market. SALT Tequila offers a variety of naturally flavored tequilas including Berry, Citrus and Salted Chocolate.

TapouT is an international lifestyle brand that has been at the forefront of Mixed Martial Arts since its inception in 1997. Now associated with the WWE (a d/b/a of World Wrestling Entertainment Inc.), TapouT beverages include a complete line of high- performance sports drinks. TapouT Performance features a 3-in-1 advanced performance formula that delivers energy, hydration and cellular recovery benefits. TapouT performance is natural and its formulation is intended to restore what the body loses through physical exertion with key vitamins and minerals including all five electrolytes.

About Canfield Medical Supply, Inc.

Canfield Medical Supply, Inc. is a provider of home medical equipment, supplies and services (which relate to the equipment sales) in Ohio's Mahoning Valley, Western Pennsylvania and Northern West Virginia, with an emphasis on providing for patients with mobility-related limitations who have had strokes, hip or knee replacements, and other surgeries after they are discharged from a hospital or rehab center.

Forward-Looking Statement

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. The Company cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. Such risks and uncertainties include, but are not limited to, disruption in distribution or sales and/or decline in sales due to the current market conditions caused by the coronavirus pandemic. For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission, including our Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission on April 6, 2020. The Company’s actual results could differ materially from those contained in the forward-looking statements. There cannot be any assurance that any future valuations will be achieved. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information: Canfieldmedicalsupply.com cms4120@gmail.com

330-533-1914

Splashbeveragegroup.com info@splashbeveragegroup.com 954-745-5815

SOURCE: Canfield Medical Supply, Inc. Info@splashbeveragegroup.com Splash Beverage Group, Inc.

+1 954-745-5815

email us here

Info@splashbeveragegroup.com Splash Beverage Group, Inc.

+1 954-745-5815

email us here

1	http://splashbeveragegroup.com/
2	http://tapoutdrinks.com
3	http://salttequila.com/

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